SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2002

                              INFINITE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                     0-21816                  52-1490422
      (State or other                 (Commission              (IRS Employer
jurisdiction of incorporation)        File Number)           Identification No.)

      2364 Post Road, Warwick, RI                                  02886
(Address of principal executive office)                          (Zip Code)

                                 (401) 738-5777
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

      On October 31, 2002 the Registrant issued the following press release:

INFINITE GROUP PROVIDES FURTHER CLARIFICATION REGARDING DARPA CONTRACT
TERMINATION

Warwick, Rhode Island, October 31, 2002 - Infinite Group (NASDAQ--IMCI) today provided the following further clarifications regarding the previously announced termination of its primary contract with the Defense Advanced Research Projects Agency (DARPA), Contract # MDA972-02-C-0013.

What happened to the DARPA contract?

On October 30th, 2002, Infinite received a Notice of Termination of Contract # MDA972-02-C-0013. The contract was terminated for the Government's convenience under the clause entitled Termination, Federal Acquisition Regulation (FAR) 52.249.6.

Why was the DARPA contract terminated?

The Government has the right to terminate a contract for "default" or "convenience." In this case, the Government's contract with Infinite Photonics, a subsidiary of Infinite Group, was terminated for the Government's convenience. Termination for convenience is the right of the Government to terminate or cancel performance of work under a contract, in whole or in part, if the contracting officer determines that termination is in the Government's interest. This right is contained in most Government contracts. Alternatively, Termination for default typically will occur in situations where the Government determines that the contractor has failed to perform within the specified terms of the contract. To reiterate, the contract was terminated for the Government's convenience.

How far had Infinite Photonics progressed in the execution of the contract?

The contract was executed approximately ten months ago in February 2002. The original term of the contract was 24 months with an approximate total value of $12 million. As of June 30th, the Company had billed the Government approximately $2 million for its Research and Development efforts under the contract. Incremental billings occurred during the quarter ended September 30, 2002. Financial results for the third quarter will be reported in the very near future.


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What happens next?

We will work very closely with the Government on the settlement process. For contracts terminated for the convenience of the Government, the settlement process may occur by negotiated agreement, by determination of the Terminating Contracting Officer, or by costing out those efforts associated with the Termination. The Company is entitled under the contract to payment for all work allowable under the contract that has occurred as of the termination date and all costs allowable under the contract's settlement provisions.

What does the termination mean to Infinite Group?

We are currently assessing both the short and long-term impact of the termination. Although the Company has had regular contact with DARPA throughout the term of the contract, the receipt of a Notice of Termination for Convenience was unexpected at this time. We do remain committed to developing our laser diode technologies for commercial and military applications, and have confidence that our technologies have strong commercial potential across multiple markets. We intend to vigorously explore all means to continue these efforts.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that statements in this release which look forward in time involve risks and uncertainties that may cause actual results or achievements to materially differ from those indicated by the forward-looking statements. These forward-looking statements include any statements that are not solely historical including statements with respect to the impact of the DARPA contract termination and the Company's plans for future development and commercialization of its technologies. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements.


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                               * * * * * * * * * *

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INFINITE GROUP, INC.


Date:  October 31, 2002                     By: /s/Clifford G. Brockmyre II
                                                -----------------------------
                                                Clifford G. Brockmyre II
                                                President


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